Exhibit 99.1

                     CHINA BIOPHARMACEUTICALS HOLDINGS INC

CONTACTS:
Chris Peng Mao, Chairman and CEO               Stanley Wunderlich, CEO
China Biopharmaceuticals Holdings              Consulting for Strategic Growth 1
Phone: 86-25-8320-5758                         Phone: 1-800-625-2236
Fax: 86-25-8320-5759                           Fax: 1-212-337-8089
Email: info@cbioinc.com                        Email: info@cfsg1.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                CHINA BIOPHARMACEUTICALS HOLDINGS, INC. CLOSES ON
                $6 MILLION FINANCING WITH $900,000 OVER ALLOTMENT

NANJING, China, March 14, 2006 - China Biopharmaceuticals Holdings, Inc. (CHBP.OB) ("China Biopharmaceuticals" or the "Company"), a China-based advanced and vertically integrated biopharmaceutical company focused on developing, commercializing, manufacturing and distributing innovative drugs, today announced that it has closed on a $6-million equity financing with $900,000 over allotment. Details will be presented in a Form 8K, which the Company will file as soon as practicable.

         The financing, which will provide further working capital for the growth of the Company and its operating subsidiaries, has been raised from a select group of institutional and accredited investors and is underwritten by vFinance, Inc. (OTCBB: VFIN), a diversified financial services company that provides investment banking, brokerage and trading services to more than 10,000 corporate, institutional and private clients worldwide.

         Chris Mao, Chairman and CEO of China Biopharmaceuticals, said, "We are very pleased with this financing, which demonstrates the confidence that experienced investors hold for CHBP's operations and growth potential. This funding will help us continue our internal expansion and vertical integration as well as pursue selective acquisitions to further strengthen our strong market position. The Company looks forward to continued growth in its business and increasing the value for its shareholders.





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         Jonathan C. Rich,  Executive  Vice President and Director of Investment
Banking for vFinance, commented, "We are pleased to have assisted such a promising company as China Bio to raise this expansion capital to enable it to capitalize on its strong foundation in the Chinese marketplace and become a
dominant   player  in  the   Chinese   pharmaceutical   sector.   The  deal  was
oversubscribed for and permitted us to have broad-based participation from leading institutional investors, a true testament to the management and prospects of the Company "

About China Biopharmaceuticals Holdings, Inc.

China Biopharmaceuticals Holdings, Inc (OTCBB:CHBP), based in Nanjing, China, is focused on developing, commercializing, manufacturing and distribution of innovative drugs in China. The Company operates from a solid foundation of integrated resources and capabilities including:

o        Advanced R&D capabilities in China;

o A rich product pipeline of new drugs and proprietary drug discovery platforms;

o Exclusive partnerships with the China Pharmaceutical University and China New Drug Development Center, through a joint venture drug development center and lab; and

o Experienced management with a history of success in innovative drug development and commercialization in China.

CHBP's integrated R&D technology platforms represent advanced drug discovery and development tools able to analyze the chemical compounds and natural substances of new drugs and traditional Chinese medicines. Based on proprietary gene-level biotechnology made possible by rapid advances in the post-genomics era, the platforms have high commercial value because of their ability to rapidly identify new chemical compounds and target them to specific diseases. CHBP's integrated intermediary production and GMP drug manufacturing facilities enable it to realize synergies in its internal operation and higher profit margins through the commercialization of its own drug discoveries. For more information, please visit www.cbioinc.com.

                                      # # #

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of China Biopharmaceuticals Holdings, Inc. ("the Company," "CBH") or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond



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the Company's  control;  and (iv) other risk factors  discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings."

Consulting For Strategic Growth I, Ltd. ("CFSG") provides China Biopharmaceuticals Holdings, Inc. with consulting, business advisory, investor relations, public relations and corporate development services. In connection with these services, CFSG prepares press releases, corporate profiles, and other publications on behalf of CBH. Independent of CFSG's receipt of cash compensation from CBH, CFSG may choose to purchase the common stock of CBH and thereafter liquidate those securities at any time it deems appropriate to do so.






















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